RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Final Pricing Supplement

Pricing Supplement Dated May 21, 2013 to the
Product Prospectus Supplement Dated March 1,
2011, Prospectus Supplement Dated January 28,
2011, and Prospectus, Dated January 28, 2011
$4,000,000 Autocallable Reverse Convertible Notes Linked to the Worst Performing of Three Equity Securities

Royal Bank of Canada is offering Autocallable Reverse Convertible Notes linked to the Worst Performing of three equity securities: (1) Berkshire Hathaway Inc., (2) Caterpillar Inc. and (3) General Electric Company (“RevCons” or the “Notes”). The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated March 1, 2011 and “Selected Risk Considerations” beginning on P7 of this pricing supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	May 21, 2013	Principal Amount:	$1,000 per RevCons
Issue Date:	May 24, 2013	Coupon Payments:	Each coupon will be paid in equal monthly payments. (30/360)

Reference Stocks	Initial Stock Prices	Barrier Prices
Berkshire Hathaway Inc. (“BRK.B”)	112.70	73.26
Caterpillar Inc. (“CAT”)	88.10	57.27
General Electric Company (“GE”)	23.66	15.38
Final Stock Price:	The closing price of each Reference Stock on the valuation date.
Automatic Call:
The Notes will be automatically called if the closing prices of all of the Reference Stocks are equal to or greater than their respective Initial Stock Price on a monthly Call Date.  The Call Price will be 100% of the principal amount, plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity, unless the Final Stock Price of any Reference Stock is less than its respective Barrier Price.

If the Final Stock Price for any Reference Stock is less than its Barrier Price, then the investor will receive at maturity, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of any Reference Stock.
Monitoring Period:	The Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.

Term of Note	Cusip	Coupon Rate	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

18 months	78008S2B1	8.04%	100%	$20,000 0.50%	$3,980,000 99.50%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to an offering of Reverse Convertible Notes (“RevCons” or the “Notes”) linked to the worst performing of three equity securities, (each a “Reference Stock,” and collectively, the “Reference Stocks”).  The Notes have a term of eighteen (18) months.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	May 21, 2013

Issue Date:	May 24, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Rate:	8.04%

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):
June 26, 2013, July 25, 2013, August 26, 2013, September 26, 2013, October 24, 2013, November 26, 2013, December 27, 2013, January 24, 2014, February 26, 2014, March 26, 2014, April 24, 2014, May 27, 2014, June 26, 2014, July 24, 2014, August 26, 2014, September 25, 2014, October 24, 2014, and the Maturity Date.

Automatic Call:	If, on any Call Date, the closing prices of all of the Reference Stocks are equal to or greater than their respective Call Price, then the Notes will be automatically called.

Payment if Called:
If the Notes are automatically called, then, on the Call Settlement Date, for each $1,000 principal amount, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Call Prices:	The Initial Stock Price of the applicable Reference Stock.

Call Dates:
June 21, 2013, July 22, 2013, August 21, 2013, September 23, 2013, October 21, 2013, November 21, 2013, December 23, 2013, January 21, 2014, February 21, 2014, March 21, 2014, April 21, 2014, May 21, 2014, June 23, 2014, July 21, 2014, August 21, 2014, September 22, 2014, October 21, 2014, and the Valuation Date.

Call Settlement Date:	Three business days following the applicable Call Date.

Valuation Date:	November 21, 2014

Maturity Date:	November 26, 2014, unless subject to the Automatic Call.

Reference Stocks:	Berkshire Hathaway Inc. (“BRK.B”), Caterpillar Inc. (“CAT”) and General Electric Company (“GE”).

RBC Capital Markets, LLC
P2

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

Worst Performing Reference Stock:	The Reference Stock which has the lowest Percentage Change. “Percentage Change” means, expressed as a percentage, an amount equal to: Final Stock Price – Initial Stock Price Initial Stock Price

Term:	As set forth on the cover page.

Initial Stock Prices:	As set forth on the cover page.

Final Stock Prices:	The closing price of each Reference Stock on the Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 in principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity, unless the Final Stock Price of any Reference Stock is less than its Barrier Price.

If the Final Stock Price of any Reference Stock is less than its Barrier Price, then the investor will receive at maturity, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Worst Performing Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of any Reference Stock.

Monitoring Period:	The Monitoring Period will consist solely of the Valuation Date.

Monitoring Method:	Close of Trading Day.

Physical Delivery Amount:
For each $1,000 in principal amount, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Worst Performing Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:	The product of the Physical Delivery Amount multiplied by the Final Stock Price of the Worst Performing Reference Stock.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and on pages P2 and P3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated March 1, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated March 1, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000713/d31110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not purport to be representative of every possible scenario concerning increases or decreases in the price of each Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of each Reference Stock.

The table below illustrates the Payment at Maturity of the notes (excluding the final Coupon) for a hypothetical range of performance for the Worst Performing Reference Stock assuming an Initial Stock Price of $100.00, a Barrier Price of $65.00 and an initial investment of $1,000, and assuming the notes are not called. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity for a range of Final Stock Prices on the Valuation Date.  The third column shows the Physical Delivery Amount as a number of shares of the Worst Performing Reference Stock. The fourth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount. If the notes are automatically redeemed prior to maturity, the hypothetical examples below will not be relevant, and you will receive on the applicable Call Settlement Date, for each $1,000 principal amount, $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

We make no representation or warranty as to which of the Reference Stocks will be the Worst Performing Reference Stock for purposes of calculating the payment, if any, we will deliver or pay on the Maturity Date.

Hypothetical Final Stock Price	Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Worst Performing Reference Stock	Cash Delivery Amount
$100.00	100.00%	n/a	n/a
$85.00	100.00%	n/a	n/a
$75.00	100.00%	n/a	n/a
$65.00	100.00%	n/a	n/a
$64.90	Physical or Cash Delivery Amount	10.00	$649.00
$50.00	Physical or Cash Delivery Amount	10.00	$500.00
$40.00	Physical or Cash Delivery Amount	10.00	$400.00
$25.00	Physical or Cash Delivery Amount	10.00	$250.00
$0.00	Physical or Cash Delivery Amount	10.00	$0.00

RBC Capital Markets, LLC
P5

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Worst Performing Reference Stock increases by 25% from the Initial Stock Price of $100.00 to the Final Stock Price of $125.00.  Because the price of the Worst Performing Reference Stock is greater than the Barrier Price of $65.00, the investor receives at maturity, in addition to any accrued and unpaid coupon on the securities, a cash payment of $1,000.00 per security, despite the 25% appreciation in the value of the Worst Performing Reference Stock.

Example 2: The price of the Worst Performing Reference Stock decreases by 15% from the Initial Stock Price of $100.00 to the Final Stock Price of $85.00.  Because the price of the Worst Performing Reference Stock is greater than the Barrier Price of $65.00, the investor receives at maturity, in addition to any accrued and unpaid coupon on the securities, a cash payment of $1,000.00 per security, despite the 15% decline in the value of such Worst Performing Reference Stock.

Example 3: The price of the Worst Performing Reference Stock is $50.00 on the Valuation Date, which is less than the Barrier Price of $65.00. Because the price of the Worst Performing Reference Stock is less than the Barrier Price of $65.00 on the Valuation Date, we will pay the Physical Delivery Amount (or at our option, the Cash Delivery Amount), in addition to any accrued and unpaid coupon on the securities.  As of the Valuation Date, the value of the Physical Delivery Amount (or Cash Delivery Amount, if applicable) that you will receive is $500 per $1,000 in principal amount of the notes, representing a 50% loss on your investment.

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stocks that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in any Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC
P6

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stocks.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of any Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Notes Are Linked to the Worst Performing Reference Stock — If any of the Reference Stocks has a Final Stock Price that is less than its Barrier Price, your return will be linked to the worst performing of the three Reference Stocks.  It is possible that both of the Reference Stocks will have a negative Percentage Change.

•
The Notes Are Subject to an Automatic Call — If, on the Call Date, the closing price of each Reference Stock is equal to or greater than its Call Price, then the Notes will be automatically called.  If the Notes are automatically called, then, on the Call Settlement Date, for each $1,000 in principal amount, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.  You will not receive any interest payments after the Call Settlement Date.  You may be unable to reinvest your proceeds from the Automatic Call in an investment with a return that is as high as the return on the Notes would have been if they had not been called.

•
Market Disruption Events and Adjustments — The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

U.S. FEDERAL TAX INFORMATION

RevCon 78008S2B1: 0.51% of each stated interest payment (8.04% in total) will be treated as an interest payment and 7.53% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes and is further supplemented by the following summary.

Dividend Equivalent. A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Internal Revenue Service has issued notices and the Treasury Department has issued final regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences — Supplemental U.S. Tax Considerations—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.” Pursuant to the final regulations, withholding requirements with respect to payments made on the Notes will generally begin no earlier than January 1, 2014, and the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014.  Account holders subject to information reporting requirements pursuant to the Foreign Account Tax Compliance Act may include holders of the Notes.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the Notes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

INFORMATION REGARDING THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Berkshire Hathaway Inc. is a holding company owning subsidiaries in a variety of business sectors. The company's principal operations are insurance business conducted nationwide on a primary basis and worldwide on a reinsurance basis. The company’s other operations include a railway company, a specialty chemical company, and an international association of diversified businesses. Its Class B common stock trades on the New York Stock Exchange under the symbol “BRK.B”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0001067983

•
Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock trades on the New York Stock Exchange under the symbol “CAT.”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0000018230

•
General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock trades on the New York Stock Exchange under the symbol “GE.”

o	Information filed with the SEC under the Exchange Act can be located by referencing its CIK number: 0000040545

RBC Capital Markets, LLC
P9

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each Reference Stock.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, the first calendar quarter of 2013, as well as for the period from April 1, 2013 to May 21, 2013.

We obtained the information regarding the historical performance of each Reference Stock in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of each Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	83.53	64.73	81.27
4/1/2010	6/30/2010	81.95	68.49	79.69
7/1/2010	9/30/2010	85.85	75.62	82.68
10/1/2010	12/31/2010	84.45	78.72	80.11

1/1/2011	3/31/2011	87.65	79.15	83.63
4/1/2011	6/30/2011	84.06	73.23	77.39
7/1/2011	9/30/2011	78.19	65.35	71.04
10/1/2011	12/30/2011	80.58	69.48	76.30

1/1/2012	3/30/2012	82.38	75.86	81.15
4/1/2012	6/29/2012	83.33	78.28	83.33
7/1/2012	9/28/2012	89.95	82.12	88.20
10/1/2012	12/31/2012	90.92	83.85	89.70

1/1/2013	3/28/2013	104.48	91.30	104.20
4/1/2013	5/21/2013	113.55	102.69	112.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	6/30/2010	72.83	55.51	60.07
7/1/2010	9/30/2010	80.00	58.07	78.68
10/1/2010	12/31/2010	94.89	76.52	93.66

1/1/2011	3/31/2011	111.97	92.31	111.35
4/1/2011	6/30/2011	116.42	94.21	106.46
7/1/2011	9/30/2011	112.64	72.62	73.84
10/1/2011	12/30/2011	98.20	67.55	90.60

1/1/2012	3/30/2012	116.95	93.39	106.52
4/1/2012	6/29/2012	109.76	80.97	84.91
7/1/2012	9/28/2012	94.27	78.25	86.04
10/1/2012	12/31/2012	91.83	80.16	89.58

1/1/2013	3/28/2013	99.70	85.80	86.97
4/1/2013	5/21/2013	90.68	79.50	88.10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.93	15.15	18.20
4/1/2010	6/30/2010	19.70	14.28	14.42
7/1/2010	9/30/2010	16.70	13.75	16.25
10/1/2010	12/31/2010	18.48	15.64	18.29

1/1/2011	3/31/2011	21.65	18.13	20.05
4/1/2011	6/30/2011	20.85	17.97	18.86
7/1/2011	9/30/2011	19.52	14.72	15.24
10/1/2011	12/30/2011	18.28	14.03	17.91

1/1/2012	3/30/2012	20.36	18.25	20.07
4/1/2012	6/29/2012	20.84	18.03	20.84
7/1/2012	9/28/2012	22.96	19.37	22.71
10/1/2012	12/31/2012	23.18	19.88	20.99

1/1/2013	3/28/2013	23.90	20.82	23.12
4/1/2013	5/21/2013	23.77	21.11	23.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes due November 26, 2014 Linked to the Worst Performing of Three Equity Securities

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on or about May 24, 2013, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.  For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.

VALIDITY OF THE NOTES

In the opinion of Norton Rose Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.

RBC Capital Markets, LLC
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